Exhibit 5.1
August 20, 2012
DTE Energy Company
One Energy Plaza
Detroit, Michigan 48226

Ladies and Gentlemen:

         Reference is made to the registration statement on Form S-8 (the “Registration Statement”) filed by DTE Energy Company, a Michigan corporation (the “Company) with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), 2,500,000 shares of common stock, without par value and related rights (the “Common Stock”), of the Company for the DTE Energy Company 2006 Long-Term Incentive Plan (“Plan”).

         I, as Associate General Counsel of the Company, in conjunction with an attorney or attorneys under my general supervision, have examined such certificates, instruments and documents (collectively, “Documents”) and reviewed such questions of law as I have considered necessary or appropriate for the purposes of this opinion. In rendering this opinion, I have assumed, without independent verification, that: (i) all signatures are genuine; (ii) all Documents submitted to me as originals are authentic; and (iii) all Documents submitted to me as copies conform to the originals of such Documents. My review has been limited to examining the Documents and applicable law.

         Based upon the foregoing examination and review, it is my opinion that:

1.	The Company is duly incorporated and validly existing as a corporation under the laws of the State of Michigan.

2.
The issuance of shares of Common Stock has been duly authorized by all requisite action (corporate or otherwise) of the Company, and when such shares of Common Stock shall have been duly issued and delivered by the Company to the Plan in accordance with its terms, such Common Stock will be validly issued, fully paid and non-assessable.

         I am qualified to practice law in the State of Michigan, and in rendering this opinion, my examination of matters of law has been limited to, and I express no opinion as to the laws of any jurisdictions other than, the laws of the State of Michigan and the Federal laws of the United States.

I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me in the materials constituting the Plan prospectus. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Patrick B. Carey
Patrick B. Carey
Associate General Counsel